Exhibit 99.1


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                                                                   NEWS RELEASE
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                                                          FOR IMMEDIATE RELEASE
[GRAPHIC OMITTED][GRAPHIC OMITTED]                CONTACT:  Natalie S. Hairston
                                                                 (281) 878-1000
                                                                ir@ENGlobal.com

                     ENGLOBAL COMPLETES ACQUISITION OF PCI;
                        Rebranded as ENGlobal Power Group

HOUSTON, TX, August 17, 2009 - ENGlobal (NASDAQ: ENG), a leading provider of engineering and related project services, today announced that it has completed its asset acquisition of PCI Management and Consulting Company ("PCI"), a small, privately-held engineering firm based near Chicago, Illinois. As previously reported on August 7, 2009, the Company signed a definitive agreement to acquire PCI, which provides engineering, consulting, and project management services, specializing in projects relating to the generation, transmission and distribution of energy. As part of an expedited integration plan, the Company's newest operation will immediately be branded as "ENGlobal Power Group."

William A. Coskey, P.E., Chairman and CEO of ENGlobal Corporation, said, "Our expectations are two-fold - initially, we intend to take full advantage of the many opportunities for cross-selling of services, with the ultimate goal being to expand the breadth of services being performed in our new Schaumburg, Illinois location. We are pleased to welcome PCI's management and employees to the ENGlobal family and look forward to the future success of ENGlobal Power Group."

About PCI
---------
PCI Management and Consulting Company ("PCI") provides a full range of services to clients that produce and utilize energy and has extensive experience with a wide variety of energy technologies and fuel types. The Company develops a specific implementation plan for each client and project, taking into consideration the optimal engineering/design together with the appropriate technology and financing alternatives. More information about PCI, including project profiles, is available at www.pcienergy.com.

About ENGlobal
--------------
ENGlobal provides engineering, construction, automation, land and regulatory services principally to the energy sector throughout the United States and internationally. The Company has over 2,200 employees in 19 offices and occupies about 500,000 square feet of office and fabrication space. ENGlobal has been named one of the fastest growing engineering firms in the United States and Canada by ZweigWhite in each of the last six years. Further information about the Company and its businesses is available at www.ENGlobal.com.


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        654 N. Sam Houston Parkway E. o Suite 400 o Houston, Texas 77060
                                www.ENGlobal.com
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ENGlobal Press Release
August 17, 2009
Page 2



Safe Harbor for Forward-Looking Statements
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Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to: (1) our ability to respond appropriately to the current worldwide economic situation and the resulting decrease in demand for our services and competitive pricing pressure;
(2) our ability to achieve our business strategy while effectively managing costs and expenses; (3) our ability to successfully integrate PCI's operations into ENGlobal's operations; (4) our ability to collect accounts receivable in a timely manner; (5) our ability to accurately estimate costs and fees on fixed-price contracts; (6) the effect of changes in laws and regulations with which the Company must comply and the associated costs of compliance with such laws and regulations, either currently or in the future, as applicable; (7) the effect of changes in the price of oil; (8) the effect of changes in accounting policies and practices as may be adopted by regulatory agencies, as well as by the FASB; (9) the effect on our competitive position within our market area in view of, among other things, increasing consolidation currently taking place among our competitors; and (10) our ability to increase or replace our line of credit. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in ENGlobal's filings with the Securities and Exchange Commission. In addition, reference is hereby made to cautionary statements set forth in the Company's most recent reports on Form 10-K and 10-Q, and other SEC filings. Also, the information contained in this press release is subject to the risk factors identified in the Company's most recent Form 10-K.

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